                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510)623-9400 x321


                AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                       FOR THIRD QUARTER FISCAL 2010

Fremont, CA (March 31, 2010) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2010 ended February 28, 2010.

Net sales were $5.2 million in the third quarter of fiscal 2010, compared with $1.2 million in the third quarter of fiscal 2009. Aehr Test reported net income of $1.5 million, or $0.18 per diluted share, in the third quarter of fiscal 2010. This compares to a net loss of $27.7 million, or $3.28 per diluted share, in the third quarter of fiscal 2009, which includes aggregate charges of $25.3 million, or $3.00 per share, related to the Spansion bankruptcy filing in February and March 2009.

Commenting on the third quarter results, Rhea Posedel, chairman and chief executive officer of Aehr Test Systems, said, "While third quarter financial results benefitted from the $4.6 million in proceeds received from the sale of the remainder of the Spansion U.S. bankruptcy claim, our operating performance continues to improve. Excluding the benefit of the cancellation charges of $2.7 million related to the bankruptcy claim, product sales of $2.5 million were up 49% on a sequential quarter basis. To expand our customer base and grow market share, our sales efforts remain focused on potential new production accounts with our new Advanced Burn-in and Test System (ABTSTM) and FOXTM products. This month, we announced that we received orders from two leading Japanese semiconductor manufacturers. We intend to invest in research and development over the next several quarters to accelerate new product development initiatives, which we expect will help the Company win additional new accounts as semiconductor equipment spending returns to more normal levels."

Net sales were $8.1 million in the first nine months of fiscal 2010 compared with $20.2 million in the first nine months of fiscal 2009. Net income for the nine months ended February 28, 2010 was $338,000, or $0.04 per diluted share, compared with a net loss of $25.9 million, or $3.08 per diluted share, in the same period of the prior fiscal year.

At February 28, 2010, cash and cash equivalents were $8.7 million and include the proceeds of approximately $4.6 million received in January 2010 from the sale of the remainder of the bankruptcy claim against Spansion. Aehr Test completed the third quarter of fiscal 2010 with no outstanding debt and shareholders' equity of $11.8 million, or $1.37 per share outstanding at February 28, 2010.

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Aehr Test Systems Reports Third Quarter Fiscal 2010 Results
March 31, 2010
Page 2 of 5

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, March 31, 2010 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2010 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOX, MTX and MAX systems and the DiePak(R) carrier. The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the timing of the recovery of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr
Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                         [Financial Tables to Follow]


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
Aehr Test Systems Reports Third Quarter Fiscal 2010 Results
March 31, 2010
Page 3 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended  Nine Months Ended
                                            February 28,        February 28,
                                         ------------------  -----------------
                                           2010      2009       2010     2009
                                         --------  --------  -------- --------
Net sales:
  Product sales.......................     $2,453    $1,235    $5,367  $20,167
  Cancellation charges................      2,740        --     2,740       --
                                         --------  --------  -------- --------
    Total net sales...................      5,193     1,235     8,107   20,167
Cost of sales.........................      1,178     8,049     3,800   17,471
                                         --------  --------  -------- --------
Gross profit (loss)...................      4,015    (6,814)    4,307    2,696
                                         --------  --------  -------- --------
Operating expenses:
  Selling, general and administrative.      1,664    15,328     4,600   19,243
  Research and development............      1,451     1,596     3,470    4,651
  Impairment of goodwill..............         --       274        --      274
  Gain on sale of bankruptcy claim....       (584)       --    (3,873)      --
                                         --------  --------  -------- --------
    Total operating expenses..........      2,531    17,198     4,197   24,168
                                         --------  --------  -------- --------
    Income (loss) from operations.....      1,484   (24,012)      110  (21,472)

Interest income.......................          1        26         4      136
Other income, net ....................         55         7        67      384
                                         --------  --------  -------- --------
    Income (loss) before income tax
    expense (benefit).................      1,540   (23,979)      181  (20,952)

Income tax expense (benefit)..........          5     3,701      (157)   4,991
                                         --------  --------  -------- --------
    Net income (loss).................     $1,535  $(27,680)   $  338 $(25,943)
                                         ========  ========  ======== ========

Net income (loss) per share
    Basic.............................      $0.18    $(3.28)    $0.04   $(3.08)
    Diluted...........................      $0.18    $(3.28)    $0.04   $(3.08)

Shares used in per share calculations:
    Basic.............................      8,601     8,450     8,541    8,424
    Diluted...........................      8,759     8,450     8,594    8,424




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
Aehr Test Systems Reports Third Quarter Fiscal 2010 Results
March 31, 2010
Page 4 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)


RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

                                              Three Months Ended  Nine Months Ended
                                                 February 28,        February 28,
                                              ------------------  -----------------
                                                 2010      2009      2010    2009
                                              --------  --------  -------- --------

GAAP net income (loss).......................   $1,535  $(27,680)   $  338 $(25,943)
Provision for bad debts1 ....................       --    13,708        --   13,708
Restructuring and asset impairments2.........       --     6,670        --    6,670
Reinstatement of deferred tax asset
    valuation allowance .....................       --     4,943        --    4,943
Gain on sale of bankruptcy claim3............   (3,323)       --    (6,612)      --
Stock compensation expense4 .................      324       331     1,408      947
Income tax effect on non-GAAP adjustments....       --       255        --       --
                                              --------  --------  -------- --------
Non-GAAP net (loss) income...................  $(1,464)  $(1,773)  $(4,866) $   325
                                              ========  ========  ======== ========

GAAP net income (loss) per diluted share.....    $0.18    $(3.28)    $0.04   $(3.08)
                                              ========  ========  ======== ========
Shares used in GAAP diluted shares calculation   8,759     8,450     8,594    8,424
                                              ========  ========  ======== ========
Non-GAAP net (loss) income per diluted share..  $(0.17)   $(0.21)   $(0.57)   $0.04
                                              ========  ========  ======== ========
Shares used in non-GAAP diluted shares
    calculation...............................   8,601     8,450     8,541    8,550
                                              ========  ========  ======== ========

------------------------------------------------------------------------

1 The Company's largest customer, Spansion Inc. ("Spansion") filed for bankruptcy in February and March 2009. The Company recorded a charge to provision for bad debts in the third quarter of fiscal 2009 related to accounts receivable of Spansion.

2 Includes provision for excess/obsolete inventory of $5.7 million, cancellation charges of $0.5 million, impairment of goodwill of $0.3 million and severance costs of $0.2 million.

3 The Company filed a claim in the Spansion U.S. bankruptcy action.
In the first quarter of fiscal 2010, the Company sold a portion of its Spansion U.S bankruptcy claim to a third party for net proceeds of approximately $3.3 million and recorded the amount as a reduction of operating expenses. In the third quarter of fiscal 2010, the Company sold the remaining balance of its Spansion U.S. bankruptcy claim for net proceeds of approximately $4.6 million and recorded $2.7 million as revenue related to cancellation charges, $1.3 million as deferred revenue and $0.6 million as a reduction of operating expenses.

4 In the second quarter of fiscal 2010, officers of the Company elected to forfeit certain stock options granted. The forfeiture of these options resulted in the immediate recognition of the unamortized portion of stock compensation expense of $0.5 million.


Non-GAAP net income (loss) is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income (loss) is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income (loss). This limitation is best addressed by using this measure in combination with net income (loss) (the most comparable GAAP measure).


                                     -more-

Aehr Test Systems Reports Third Quarter Fiscal 2010 Results
March 31, 2010
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (unaudited)

                                                         February 28,      May 31,
                                                             2010           2009
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 8,673        $ 4,360
  Accounts receivable, net............................         1,321            931
  Inventories ........................................         4,035          4,472
  Prepaid expenses and other .........................           752            879
                                                         -----------    -----------
      Total current assets ...........................        14,781         10,642

Property and equipment, net ..........................         1,654          2,741
Other assets..........................................           532            528
                                                         -----------    -----------
      Total assets ...................................       $16,967        $13,911
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $   528        $   995
  Accrued expenses ...................................         1,615          2,107
  Deferred revenue ...................................         2,448            241
                                                         -----------    -----------
      Total current liabilities ......................         4,591          3,343

Income tax payable....................................           302            299
Deferred lease commitment ............................           287            306
                                                         -----------    -----------
      Total liabilities ..............................         5,180          3,948
                                                         -----------    -----------

Shareholders' equity .................................        11,787          9,963
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $16,967        $13,911
                                                         ===========    ===========





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